CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of MVP REIT II, Inc. on Form S-11 (File No. 333-205893) of our report dated March 29, 2016 with respect to our audit of the financial statements of MVP REIT II, Inc. as of December 31, 2015 and for the period from May 4, 2015 (date of inception) through December 31, 2015, which report is included in this Annual Report on Form 10-K of MVP REIT II, Inc.

/s/ RBSM LLP

New York, NY
March 29, 2016